THIS AGREEMENT is made this 19 day of November, 1999
BETWEEN:

(1) FRED OLSEN ENERGY ASA of Fred Olsens gate 2, 0152 Oslo, Norway, Oslo, Norway ("FOE")
(2) GLOBAL MARINE INTERNATIONAL DRILLING CORPORATION ("GMIDC") for and on behalf of BMBF (NO.12) Limited (the "OWNER") and:
(3) GLOBAL MARINE INTERNATIONAL DRILLING CORPORATION acting on its own behalf ("GMIDC")

BACKGROUND

    (A)   The Owner and Harland and Wolff Shipbuilding and Heavy
          Industries Limited (the "BUILDER") are parties to a shipbuilding contract originally entered into on 28 March 1998 between GMIDC and the Builder, as amended and as novated from GMIDC to the Owner.

    (B) By an Amendment No. Three to the said Shipbuilding Contract made or to be made between the Builder and the Owner, it was or will be agreed that the Owner should make certain payments to the Builder, such payments to be made on a without prejudice basis and subject to the Owner's right to be repaid upon any arbitration award against the Builder pursuant to the said Shipbuilding Contract.

    (C)   FOE is the ultimate majority shareholder of the Builder.

    (D) It is a condition of the Owner's obligations under Amendment No. Three referred to above that FOE enters into this Agreement, and this Agreement is entered into by FOE in consideration of the foregoing.

1.   DEFINED TERMS

     1.1 In this Agreement words and expressions which are defined in the Shipbuilding Contract shall have the meanings given to them therein. In addition the following words and expressions shall have the meanings set out below:

          "AMENDMENT NO. THREE" means the Amendment No. Three to the Shipbuilding Contract first referred to in Recital (B);

          "SHIPBUILDING CONTRACT" means the contract first referred to in (A) above including the Amendment No. Three referred to in (B) above, as the same has been, or may from time to time further be, novated, supplemented, amended or varied.

          "WARRANTY OBLIGATIONS" means the obligations of the Builder under Clause 16 of the Shipbuilding Contract;

     1.2 Clause headings are for ease of reference only and shall not affect the construction of this Agreement.

     2.   SUPPORT UNDERTAKING

     2.1 Subject to the Owner not being in default in the performance of its obligations under (i) Clause 8.3 of the Shipbuilding Contract (as inserted by Amendment No. Three) and (ii) Clause 2.4 of this Agreement, FOE undertakes to the Owner to provide to the Builder from time to time any additional funding required by the Builder to enable the Builder expeditiously, diligently and (except over the Christmas holiday period) continuously to complete the Vessel at the Builder's Queens Island shipyard in accordance with the terms of the Shipbuilding Contract. If FOE breaches its obligations under this Clause 2.1 the Owner shall have the right (but not the obligation) to make the corresponding payments to the Builder and the damages for breach payable by FOE to the Owner shall comprise (and be limited to) any such payments so made by the Owner. FOE's obligations to put the Builder in funds pursuant to this Clause 2.1 shall cease upon the Owner exercising its rights under Clause 15.2(ii) of the Shipbuilding Contract (but without prejudice to FOE's liability for any breach of its obligations under this Clause 2.1 which occurs before such time). FOE undertakes with the Owner to perform the equivalent agreement with the Owner of Hull No. 1739 in accordance with its terms (but the Owner acknowledges that only the owner of Hull No. 1739 or any party entitled under Clause 9 of that agreement shall be entitled to enforce that agreement).
     2.2
     (a) If the Owner believes that FOE is not in compliance with its obligations under Clause 2.1 the issue shall be immediately referred to a panel of experts (the "Panel") consisting of one member appointed by the Owner, one member appointed by FOE and an independent third party. The Panel shall determine if FOE is or is not complying with its obligations under Clause 2.1 in accordance with their terms and the decision of the Panel shall be final (it acting as an expert and not as an arbitrator). A determination by the Panel shall be by majority vote. If the Owner or FOE fails to appoint its member, the decision of an independent third party shall be deemed to be a determination by the Panel.

     (b) FOE will procure that the Builder provides to the Panel (on a confidential basis) all information required by the Panel for the purposes of any determination. The parties shall co-operate in good faith to ensure that each determination by the Panel is made expeditiously (and, in any event, within 5 Belfast working days of an issue being referred to
          it).

     (c) A failure by FOE to fund the Builder following a determination by the Panel that it is obliged to do so shall constitute a breach of Clause 2.1.

     (d) The failure by the Builder to complete the Vessel by the date referred to in Clause 2.4(b)(ii) of Amendment No.
          Three shall not per se evidence a breach by FOE of its obligations under Clause 2.1.

     (e) If the Owner and FOE are unable to agree on the identity of the independent third party member of the Panel before any matters require determination by the Panel he shall be appointed by the President for the time being of the Royal Institute of Naval Architects.

     2.3

     (a) Subject to the Owner not being in default in the performance of its obligations under (i) Clause 8.3 of the Shipbuilding Contract (as inserted by Amendment No. Three) and (ii) Clause 2.4 of this Agreement, FOE undertakes to the Owner to provide to the Builder any additional funding required by the Builder in the absence of which the Builder would be unable to comply with the Warranty Obligations.

     (b) The total liability of FOE under (i) this Clause 2.3 (as determined in accordance with the following provisions of this Clause 2.3) and (ii) Clause 2.3 of the equivalent agreement in respect of Hull No. 1739 shall in no circumstances whatsoever exceed in aggregate the amount of Pounds-Sterling 3,000,000.

     (c) For the purposes of determining the amount of FOE's liability under this Clause 2.3 (other than in the circumstances described in Clause 2.3(d)) only the direct and necessary costs of the Builder incurred in complying with the Warranty Obligations shall be taken into account as amounts for which FOE is, subject always to Clause 2.3(b), liable to fund the Builder.

     (d) If the Owner exercises its rights under Clause 16.6 of the Shipbuilding Contract FOE's liability shall, in addition to any liability under Clause 2.3(a) but subject always to Clause 2.3(b), be an amount equal to that for which the Builder is expressed to be liable under Clause 16.6 of the Shipbuilding Contract. The liability of FOE under this Clause 2.3(d) shall, subject always to Clause 2.3(b), be joint and several with that of the Builder under Clause
          16.6 of the Shipbuilding Contract.

     2.4 The Owner agrees to make further payments to the Builder for use exclusively on the completion of the Vessel in accordance with the Shipbuilding Contract subject to and upon the following terms and conditions:

     (a) such further payments shall be made by the Owner subject to and conditional upon:

          (i) the Owner's and the owner of Hull No. 1739's aggregate liability of Pounds-Sterling 57,000,000 under the Further Amount Amendment made by Amendment No. Three and the equivalent provision of the Hull 1739 Agreement having been used in full;

          (ii) the Builder providing the Owner, not later than 10 Belfast working days after the end of each calendar month and in form and substance satisfactory to the Owner (acting reasonably), a statement of monetary liabilities incurred by the Builder in performing its obligations under the Shipbuilding Contract and the shipbuilding contract for Hull No. 1739 since the date of the last such certificate or (in the case of the first such certificate) the date of this Agreement;

          (iii)the aggregate cost of completing the Vessel in accordance with the Shipbuilding Contract and the cost of completing Hull No. 1739 in accordance with its Shipbuilding contract shall exceed the Contract Price for the Vessel and the Contract Price for Hull No. 1739 plus agreed Project Change Orders under each contract by more than Pounds-Sterling 122,000,000, as determined in accordance with Clause 2.5;

          (iv) on each occasion on which the Owner is to make a payment pursuant to this Clause 2.4, FOE making a payment to the Builder of an equal amount for use exclusively on the completion of the Vessel in accordance with the Shipbuilding Contract;

          (v) FOE not being in breach of any of its obligations under this Agreement;

          (vi) the Owner not having exercised its rights under Clause 15.2(ii) of the Shipbuilding Contract and the owner of Hull No. 1739 not having exercised its equivalent rights.

     (b)  the Owner's liability to make payments under this Clause
          2.4 shall in no circumstances whatsoever exceed, when aggregated with equivalent payments made by the owner of Hull No. 1739 pursuant to Clause 2.4 of that owner's agreement with FOE, Pounds-Sterling 8,000,000.

     2.5  A determination of the circumstances referred to in Clause
          2.4 (a) (iii) (a "Specified Cost Overrun") shall be conclusively determined by a certificate from KPMG
          (auditors to the Builder), provided that:

     (a) if the CFO of Global Marine Inc. and the CFO of FOE agree that a Specified Cost Overrun has occurred or is likely to occur and that the Builder requires cash to complete the Vessel and Hull No. 1739, the Owner and FOE shall be obliged to make payments in accordance with Clause 2.4 before the issue of the KPMG Certificate to the extent necessary to satisfy such cash requirement (subject always to the limit referred to in Clause 2.4 (b));

     (b) if one or other but not both of the CFO's of Global Marine Inc. and FOE believes (acting reasonably) that the circumstances referred to in sub-clause (a) apply the matter shall be referred to the Panel referred to in Clause
          2.2 and a determination by the Panel that such circumstances do apply shall oblige the Owner and FOE to make payments as referred to in sub-clause (a) above;

     (c) if, upon issuance of the KPMG Certificate the Specified Cost Overrun is less than the aggregate amount paid by the Owner and FOE pursuant to sub-clauses (a) and/or (b) above FOE shall forthwith be obliged to make an adjusting payment to the Owner to put the Owner in the position it would have been in had this Clause 2.5 operated without reference to this proviso.

     3.   FURTHER UNDERTAKINGS

          Subject to the Owner not being in default of the performance of its obligations under (i) Clause 8.3 of the Shipbuilding Contract (as inserted by Contract Amendment Number Three) and (ii) Clause 2.4 of this Agreement, FOE hereby further undertakes with the Owner that until Delivery FOE will:

          (a) maintain the Builder as its indirect, majority owned subsidiary;

          (b) save in circumstances in which the Owner has exercised its rights under Clause 15.2(ii) of the Shipbuilding Contract, ensure that the Builder is not (i) made subject to any receivership, administrative receivership, administration, voluntary arrangement or liquidation proceedings (other than as may be initiated by the Owner or any company in the Global Marine group) or (ii) otherwise insolvent;

          (c) provide, and procure that the Builder shall provide, to the Owner such financial or other information as the Owner (or GMIDC on behalf of the Owner) shall reasonably require in order to demonstrate compliance by FOE with its undertakings set out at this clause 3.

   4.   INTEREST

        FOE irrevocably and unconditionally undertakes to pay to the Owner on demand interest on any amount due under this Agreement and remaining unpaid (as well after as before any judgment or arbitration award) at the rate of LIBOR plus 2 percent.

   5.   NATURE OF OBLIGATIONS

        FOE's obligation to make payments under this Agreement shall be absolute and unconditional under any and all circumstances and shall not be subject to any right of set off or counterclaim. The obligations of FOE under this Agreement shall not be affected by, nor shall FOE be discharged or have any claim against the Owner or GMIDC arising out of, any matter or thing which might, but for this provision, operate to affect such obligations, or give rise to such discharge or claim.

   6.   PAYMENTS

   6.1 All payments to be made by FOE under this Agreement shall be made in full without set-off or counterclaim in immediately available funds and free and clear of all taxes levies and other charges. If FOE is obliged by law to deduct any tax or make any other deduction or withholding from any such payment FOE shall increase such payment so that the Owner receives the amount it would have received had no such deduction or withholding been necessary.

   6.2 If following the making of any increased payment by FOE pursuant to Clause 6.1 the Owner receives or is granted a credit against, remission for or repayment of any increased payment made by FOE the Owner shall:

   (a) give to FOE a certificate setting out the basis of the computation of the amount of any credit, remission or repayment referred to in this Clause 6.2; and

   (b) to the extent that it is satisfied that it can do so without prejudice to the retention of such credit, remission or repayment, promptly reimburse FOE with such amount as the Owner shall determine and certify to FOE (such determination as so certified to be conclusive in the absence of manifest error) to be such proportion of such credit, remission or repayment as will leave the Owner, after such reimbursement, in the same net after tax position as it would have been in had no such deduction or withholding been required to be made,

        PROVIDED THAT:

        (i) the Owner shall be the sole judge (acting in good faith) of the amount of any such credit, remission or repayment and of the date on which it is received;

        (ii) the Owner shall have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it;

        (iii)the Owner shall not be obliged to disclose to FOE any information regarding the tax affairs or tax computations.

   6.3 If any sum due from FOE to the Owner under this Agreement or under any order or judgment relating to this Agreement has to be converted from the contractual currency into another currency, FOE shall indemnify the Owner against the loss arising when the amount of the payment actually received by the Owner is converted into the contractual currency at the rate of exchange reasonably available to the Owner. This clause 6.3 creates a separate liability of FOE which is distinct from its other liabilities under this Agreement and which shall not be merged in any judgment or order relating to those other liabilities.

   7    WARRANTIES

        FOE hereby warrants to the Owner that it has full power to enter into and perform its obligations under this Agreement and that this Agreement has been validly created, constitutes binding and enforceable obligations of FOE and does not conflict with any law or regulation binding on FOE or the Builder or with any contract to which FOE or the Builder is respectively a party.

   8    NOTICES

   8.1 All notices or other communications under this Agreement shall be in writing. Any such notice will be deemed to be given as follows:

        (i)  if by letter, when delivered; and

        (ii) if by facsimile, when a positive transmission report is received.

        However, a notice given in accordance with the above but received on a non-business day or after business hours in the place of receipt will only be deemed to be given on the next such business day.

   8.2 The address and facsimile number of each party to this Agreement for all notices under this Agreement are as follows:

   (a)  FOE            Fred Olsen Energy ASA
                       Fred Olsens gate 2
                       0152 Oslo
                       Norway

                       Fax No.   00 47 22 41 17 45
                       Attention:     Ola T. Gjortz



   (b)  the Owner      BMBF (No.12) Limited
                       c/o Barclays Mercantile Business Finance Limited
                       Churchill Plaza
                       Churchill Way
                       Basingstoke
                       Hampshire RG21 7GL
                       England

                       Fax:      +(44) 01256 810283
                       Attention:     Company Secretary
                       Referring to:  "Schedule number 52/5050 5371-3"

        With copies to:Global Marine International Drilling Corporation
                       Parkstraat 83
                       2514 JG Den Haag
                       The Netherlands

                       Fax:           (0031) 70 302 833
                       Attention:     Mr Bruce Watson

                       and

                       Global Marine Inc.
                       777 N. Eldridge Parkway
                       Houston, Texas 77079

                       Fax:      (1) 281 596 5196
                       Attention:  General Counsel

                       and

                       Global Marine Drilling Company
                       777 N. Eldridge Parkway
                       Houston, Texas 77079

                       Fax:      (1) 281 596 5179
                       Attention:     John A. Thorson
                       (Manager Construction and Marine Projects)


  9    ASSIGNMENT: THIRD PARTY RIGHTS

  9.1 The Owner may assign or transfer all or any part of its rights under this Agreement to GMIDC or any other company in the Global Marine group.

  9.2 As an alternative to taking rights by assignment, GMIDC and any other member of the Global Marine group shall have the right to enforce FOE's obligations under this Agreement.
       In connection with this:

       (a) GMIDC acknowledges on behalf of itself and each other member of the Global Marine group its reliance on this clause 9.2;

       (b) FOE shall not be liable to pay more than once the amounts due from FOE under this Agreement;

       (c) this Agreement shall not be amended, varied or waived by the Owner without the prior written consent of GMIDC.

  9.3 In the absence of any assignment (pursuant to Clause 9.1) or the exercise of rights by any party as third party beneficiary (pursuant to Clause 9.2) GMIDC shall, until the Owner notifies FOE to the contrary, be entitled to exercise all rights under this Agreement on behalf of the Owner.

  9.4 FOE, GMIDC (on its own behalf and not on behalf of the Owner) and the Owner each agree that if at any time the Owner shall serve a Put Notice under and in accordance with the Put Option Agreement, then, automatically and without the need for the Owner to take any further action, the following provisions of this Clause 9.4 shall have effect:

       (i) the Owner shall be treated as having released and discharged FOE from all its obligations, liabilities, claims and demands (past present and future) under this Agreement as from time to time amended and supplemented (other than this Clause 9.4);

       (ii) the Owner shall be treated as having been released and discharged from all obligations, liabilities, claims and demands, (past, present and future) under this Agreement as from time to time amended and supplemented;

       (iii) GMIDC (in its own right and not on behalf of the Owner) shall be treated as having the benefit of all of the Specified Rights to the exclusion of the Owner and FOE shall be treated as assuming towards GMIDC in its own right all obligations and liabilities corresponding to the Specified Rights; and

        (iv) GMIDC shall be treated as having assumed all of the Specified Obligations (including, without limitation, the obligation to make all payments otherwise payable by the Owner under this Agreement) and FOE shall be treated as having the benefit of all rights and claims corresponding to the Specified Obligations.

       such that, with effect from the Further Novation Time and regardless of any non-compliance with any of the terms of this Agreement, this Agreement (other than this Clause 9.4) shall cease to have effect as between FOE and the Owner.

  9.5 Where a Put Notice is issued, on the Settlement Date in respect thereof GMIDC shall make a payment to the Owner equal to the aggregate of all payments previously made by the Owner to FOE under this Agreement (and which have not otherwise been effectively reimbursed to the Owner by GMIDC or other members of the Global Marine group).

  9.6  Clause 6.1 of the Put Option Agreement shall apply to
       GMIDC's obligations under Clause 9.5 as it applies to the obligations of the Put Party under the Put Option
       Agreement.

  9.7  For the purposes of this Clause 9:

      (i) the term "FURTHER NOVATION TIME" shall mean the time at which a Put Notice is served;

      (ii) the term "PUT NOTICE" shall have the meaning given to it in the Put Option Agreement;

      (iii) the term "PUT OPTION AGREEMENT" shall mean the Put
            Option Agreement dated 9th December 1998 between the
            Builder, the Owner and the Put Party;

      (iv)  the term "PUT PARTY" shall mean Global Marine U.K. Limited;

      (v)   the term "SETTLEMENT DATE" means the day falling ten
            (10) Working Days (as defined in the Put Option Agreement) after the date on which the Further Novation Time falls, provided that if a Termination Event has occurred and is continuing under the Lease (as defined in the Put Option Agreement) such period shall be five (5) Working Days;

      (vi) the term "SPECIFIED RIGHTS" shall mean all the rights and claims of the Owner expressed to be granted under, or otherwise arising under, out of or in connection with, this Agreement (excluding Clause 9.4, 9.5 and 9.6) as from time to time amended and supplemented (which rights shall, for the avoidance of doubt, include rights corresponding to obligations arising under this Agreement or or before the Further Novation Time including rights in respect of liabilities of FOE to pay amounts which have then fallen due but have not been paid by FOE); and

      (vii) the term "SPECIFIED OBLIGATIONS" shall mean all the obligations and liabilities of the Owner expressed to be imposed under, or otherwise arising under, out of or in connection with, this Agreement as from time to time amended and supplemented (which obligations and liabilities shall, for the avoidance of doubt, include obligations and liabilities arising under this Agreement on or before the Further Novation Time which have not been performed on or before the Further Novation Time including obligations and liabilities in respect of amounts which have then fallen due to be paid to FOE but not paid).

  10    FURTHER ASSURANCE

        FOE agrees to execute such further documents as the Owner or GMIDC may reasonably require to give full effect to this Agreement and the benefits intended to be conferred on the Owner and GMIDC by this Agreement. Without prejudice to the generality, such documents shall include those, if any, necessary to give effect to Clause 9.2 as a result of the coming into force in England of the Contracts (Rights of Third Parties) Act.

  11    CURE

        Neither party shall be considered to be in default or breach of its obligations under this Agreement (or in the case of the Owner, Amendment No. Three) until it has been so notified by the party to whom the obligations are owed of such default and that default remains unremedied for 3 Belfast working days.

   12   COUNTERPARTS

        This Agreement may be executed by the parties in several counterparts so that such counterparts taken together and executed by both parties shall constitute the same document.

   13   LAW AND ARBITRATION

        Clause 20 of the Shipbuilding Contract shall apply to this Agreement as if set out in full with any necessary amendments.

   IN WITNESS whereof this Agreement has been executed and delivered as a Deed by FOE and signed on behalf of the Owner on the date at the beginning of this Agreement.



     SIGNED by                )
     Victor Friberg           )    /s/ Victor Friberg
                              )
     for and on behalf of     )
     FRED OLSEN ENERGY ASA    )




     SIGNED by                )
     David Osborne            )    /s/ David Osborne
     for and on behalf of     )
     GLOBAL MARINE            )
     INTERNATIONAL DRILLING   )
     CORPORATION acting on    )
     behalf of BMBF (NO.12) Limited)



     SIGNED by                )
     David Osborne            )    /s/ David Osborne
     for and on behalf of     )
     GLOBAL MARINE            )
     INTERNATIONAL DRILLING   )
     CORPORATION acting on its)
     own behalf               )